Exhibit 99.1

Mountain Crest Acquisition Corp. V Receives Notification of Deficiency from Nasdaq Related to Delayed Filing of Annual Report on Form 10-K and Quarterly Report on Form 10-Q

New York, New York – July 24, 2024 – Mountain Crest Acquisition Corp. V (NASDAQ: MCAG, the “Company”) today announced that it received an expected deficiency notification letter from the Listing Qualifications Staff of The Nasdaq Stock Market LLC (“Nasdaq”) on July 18, 2024 (the “Notice”). The Notice indicated that the Company was not in compliance with Nasdaq Listing Rule 5250(c)(1) (the “Listing Rule”) as a result of its failure to timely file (i) its Annual Report on Form 10-K for the year ended December 31, 2023 (the “Form 10-K”), as described more fully in the Company’s Form 12b-25 Notification of Late Filing filed with the Securities and Exchange Commission (the “SEC”) on April 2, 2024 and (ii) ) its Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 (the “Form 10-Q”), as described more fully in the Company’s Form 12b-25 Notification of Late Filing filed with the Securities and Exchange Commission (the “SEC”) on May 15, 2024. The Listing Rule requires Nasdaq-listed companies to timely file all required periodic reports with the SEC. In accordance with Nasdaq’s listing rules, the Company has 60 calendar days after the Notice, or September 2, 2204, to submit a plan to regain compliance with the Listing Rule. Following receipt of such plan, Nasdaq may grant an extension of up to 180 calendar days from the Form 10-K’s due date, or until October 14, 2024, for the Company to regain compliance.

The Company intends to file the Form 10-K and the Form 10-Q or to submit a compliance plan to Nasdaq and take the necessary steps to regain compliance with Nasdaq’s listing rules as soon as practicable, but in any case such plan to be submitted prior to September 2, 2024. While the Company can provide no assurances as to timing, the Company will continue to work diligently to complete and file the Form 10-K and the Form 10-Q as soon as practicable.

About Mountain Crest Acquisition Corp. V

Mountain Crest Acquisition Corp. V (Nasdaq: MCAG) is a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses.

Forward-Looking Statements This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based upon current expectations or beliefs, as well as assumptions about future events. Forward-looking statements include all statements that are not historical facts and can generally be identified by terms such as “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potentially,” or “will” or similar expressions and the negatives of those terms. These statements include, but are not limited to, statements relating to the Company’s plans and expectations about the completion and filing of the Form 10-K, the Form 10-Q, its submission of a plan to regain compliance with respect to the Listing Rule, and the timing thereof. Actual results could differ materially from those expressed in or implied by the forward-looking statements due to a number of risks and uncertainties, including but not limited to uncertainties about the timing of the Company’s submission of a compliance plan, Nasdaq’s acceptance of any such plan, and the duration of any extension that may be granted by Nasdaq; the potential inability to meet Nasdaq’s requirements; uncertainties associated with the Company’s preparation of the Form 10-K, form 10-Q and the related financial statements, including the possibility that additional accounting errors or corrections will be identified; the possibility of additional delays in the filing of the Form 10-K. the Form 10-Q and the Company’s other SEC filings; and the other risks and uncertainties described in the Company’s SEC reports. The forward-looking statements contained herein speak only as of the date of this press release. Except as required by law, the Company does not undertake any obligation to update or revise its forward-looking statements to reflect events or circumstances after the date of this press release.

Contacts:

Dr. Suying Liu

Chairman, CEO and CFO

524 Broadway 11th Floor, New York, NY 10012